UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 11, 2011

SkyWest, Inc.

(Exact Name of Registrant as Specified in its Charter)

Utah	0-14719	87-0292166
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

444 South River Road
St. George, Utah	84790
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:

(435) 634-3200

N/A

(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 11, 2011, SkyWest, Inc. (the “Company”) announced the appointments of Bradford R. Rich as President of the Company, Michael J. Kraupp as the Company’s Chief Financial Officer and Treasurer, and Eric J. Woodward as the Company’s Chief Accounting Officer.  All such appointments were effective May 11, 2011.

Mr. Rich, who is 50 years old, had been serving as Executive Vice President and Chief Financial Officer of the Company since 1991.  Prior to that time Mr. Rich was Corporate Controller of the Company.  Mr. Rich has been employed by the Company since 1987.

Mr. Kraupp, who is 50 years old, had been serving as the Company’s Vice President of Finance and Treasurer since 2007.  Prior to that time Mr. Kraupp was Vice President of Finance of the Company from 2001 to 2007 and Vice President and Controller of the Company from 1991 to 2001.  Mr. Kraupp has been employed by the Company since 1991.  Mr. Kraupp is a certified public accountant.

Mr. Woodward, who is 40 years old, had been serving as the Company’s Vice President and Controller since April 2007.  Mr. Woodward has been employed by the Company since April 2004.  Prior to his employment with the Company, Mr. Woodward worked at KPMG for two years, where he was an audit manager at time of his departure, and at Arthur Andersen for five years prior to that time.  Mr. Woodward is also a certified public accountant.

The terms of the current employment and compensation arrangements of Mssrs. Rich, Kraupp and Woodward will not be materially adjusted in conjunction with the announced appointments described above.  The compensation committee of the Company’s Board of Directors will undertake its customary review and approval of the compensation arrangements of Mssrs. Rich, Kraupp and Woodward under its normal procedures.

Forward-Looking Statements

In addition to historical information, this report (and the attached exhibit) may contain forward-looking statements.  The Company may, from time to time, make written or oral forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements encompass the Company’s beliefs, expectations, hopes or intentions regarding future events.  Words such as “expects,” “intends,” “believes,” “anticipates,” “should,” “likely” and similar expressions identify forward-looking statements.  All forward-looking statements included in this report are made as of the date hereof and are based on information available to the Company as of such date.  The Company assumes no obligation to update any forward-looking statement.  Readers should note that many factors could affect the future operating and financial results of the Company and its operating subsidiaries, and could cause actual results to vary materially from those expressed in forward-looking statements set forth in this report.  These factors include, but are not limited to, the risk that the operations of Atlantic Southeast Airlines, Inc. (“Atlantic Southeast”) and ExpressJet Airlines, Inc. (“ExpressJet”) will not be integrated successfully or at all; the ability of the combined company to realize potential synergies and other anticipated financial impacts of the acquisition of ExpressJet; future financial and operating results of the combined company if, integrated, may not meet the Company’s forecast; and the timing of the proposed integration, if achieved, may be delayed.

Actual operational and financial results of the Company, SkyWest Airlines, Inc. (“SkyWest Airlines”), Atlantic Southeast and ExpressJet will also vary, and may vary materially, from those anticipated,

estimated, projected or expected for a number of other reasons, including, among those identified above: the challenges of competing successfully in a highly competitive and rapidly changing industry; developments associated with fluctuations in the economy and the demand for air travel; ongoing negotiations between the Company, SkyWest Airlines, Atlantic Southeast and ExpressJet and their major partners regarding their contractual relationships; the financial stability of those major partners regarding any impact on the contracts that the Company, SkyWest Airlines, Atlantic Southeast or ExpressJet operates under in their behalf; the resolution of current litigation with a major airline partner of SkyWest Airlines and Atlantic Southeast; variations in market and economic conditions; labor relationships; the impact of global instability; rapidly fluctuating fuel costs; the degree and nature of competition; potential fuel shortages; the impact of weather-related or other natural disasters on air travel and airline costs; aircraft deliveries; and other unanticipated factors.  Risk factors, cautionary statements and other conditions which could cause actual results to differ from management’s current expectations are contained in the Company’s filings with the Securities and Exchange Commission; including Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, entitled “Risk Factors.”

Item 9.01               Financial Statements and Exhibits

(d)                                 Exhibits

99.1         Press Release, entitled “SkyWest, Inc. Names Bradford R. Rich President / Jerry C. Atkin Remains Chairman of the Board and Chief Executive Officer,” issued by SkyWest, Inc., dated May 11, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SkyWest, Inc.

Dated:	May 17, 2011	By	/s/ Eric J. Woodward
Eric J. Woodward,
Chief Accounting Officer